As filed with the Securities and Exchange Commission on May 15, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________

NEWELL BRANDS INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	36-3514169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, NE, 8th Floor Atlanta, Georgia 30328 (770) 418-7000	Bradford R. Turner Chief Legal Officer & Administrative Officer 5 Concourse Parkway, NE, 8th Floor Atlanta, Georgia 30328 (770) 418-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Newell Brands Inc. 2022 Incentive Plan
(Full title of the plan)
_______________________________

With copies to: Joel T. May Ferrell M. Keel Jones Day 1221 Peachtree Street, N.E., Suite 400 Atlanta, Georgia 30361 (404) 521-3939

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Newell Brands Inc., a Delaware Corporation (the “Company”), to register an additional 13,000,000 shares (the “Additional 2022 Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), that may be issued pursuant to the Newell Brands Inc. 2022 Incentive Plan, as amended through May 8, 2025 (the “2022 Plan”).

The Additional 2022 Shares are an incremental increase to the shares of Common Stock previously registered for issuance under the 2022 Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-264694), filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2022 (the “May 2022 Registration Statement”), Registration Statement on Form S-8 (File No. 333-266416), filed with the SEC on July 29, 2022 (the “July 2022 Registration Statement”), and Registration Statement on Form S-8 (File No. 333-279499), filed with the SEC on May 17, 2024 (together with the May 2022 Registration Statement and the July 2022 Registration Statement, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which each of the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

a)
The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025;
b)
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on April 30, 2025;
c)
The Company’s Current Reports on Form 8-K filed with the SEC on February 19, 2025, May 9, 2025 and May 14, 2025; and
d)
The description of the Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) in cases where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, (ii) in cases where the director willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit or, (iii) with respect to officers, in any action by or in the right of the Company. The Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and By-laws, as amended (the “By-laws”), each contain a provision that eliminates directors’ personal liability as set forth above.

The Certificate of Incorporation and the By-laws provide in effect that the Company shall indemnify its directors and officers to the full extent permitted by the DGCL. Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification will be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits filed herewith are set forth in the Exhibit Index filed as part of this registration statement hereof.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1

Restated Certificate of Incorporation of Newell Brands Inc., as of April 15, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 11, 2016, File No. 001-09608).

3.2

Certificate of Amendment to the Restated Certificate of Incorporation of Newell Brands Inc., as amended as of May 7, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 10, 2019, File No. 001-09608).

3.3

Certificate of Amendment to the Restated Certificate of Incorporation of Newell Brands Inc., amended as of May 9, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 10, 2024, File No. 001-09608).

3.4

By-Laws of Newell Brands Inc., as amended, effective as of February 21, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 22, 2024, File No. 001-09608).

4.1	Newell Brands Inc. 2022 Incentive Plan, as amended through May 8, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 14, 2025, File No. 001-09608).
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (contained on signature page to this Registration Statement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on this 15th day of May, 2025.

NEWELL BRANDS INC.
(Registrant)

By:	/s/ Mark J. Erceg
Name:	Mark J. Erceg
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Christopher H. Peterson, Mark J. Erceg or Bradford R. Turner, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher H. Peterson Christopher H. Peterson	President and Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2025

/s/ Mark J. Erceg Mark J. Erceg	Chief Financial Officer (Principal Financial Officer)	May 15, 2025

/s/ Robert A. Schmidt Robert A. Schmidt	Chief Accounting Officer (Principal Accounting Officer)	May 15, 2025

/s/ Bridget Ryan Berman Bridget Ryan Berman	Chairperson of the Board	May 15, 2025

/s/ Patrick D. Campbell Patrick D. Campbell	Director	May 15, 2025

/s/ James P. Keane James P. Keane	Director	May 15, 2025

/s/ Gerardo I. Lopez Gerard I. Lopez	Director	May 15, 2025

/s/ Gary H. Pilnick Gary H. Pilnick	Director	May 15, 2025

/s/ Judith A. Sprieser Judith A. Sprieser	Director	May 15, 2025

/s/ Stephanie P. Stahl Stephanie P. Stahl	Director	May 15, 2025

/s/ Anthony Terry Anthony Terry	Director	May 15, 2025